Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,163,941)
Unrealized Gain (Loss) on Market Value of Futures	2,244,917
Dividend Income	70
Interest Income	4,045
ETF Transaction Fees	700
Total Income (Loss)	$85,791

Expenses
General Partner Management Fees	$35,759
Professional Fees	16,394
Brokerage Commissions	8,083
Non-interested Directors' Fees and Expenses	468
Prepaid Insurance Expense	345
NYMEX License Fee	894
SEC & FINRA Registration Expense	3,945
Total Expenses	65,888
Expense Waiver	(21,278)
Net Expenses	$44,610
Net Income (Loss)	$41,181

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$71,154,453
Additions (100,000 Shares)	2,954,893
Net Income (Loss)	41,181

Net Asset Value End of Month	$74,150,527
Net Asset Value Per Share (2,350,000 Shares)	$31.55

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612